UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     May 4, 2021

YASHENG GROUP

(Exact name of registrant as specified in its charter)

California	000-31899	33-0788293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Address: 2245 Fortune Dr. # C San Jose	CA 95131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

Tel : (510)8604685

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01 Other Events.

On April 30, 2021, the Board of Directors of Rouge Mountain Mining Group Corp (Rouge) resolved to spin-off of its wholly owned subsidiary, Equity Art Corp Ltd. (EAC) to the shareholders of Rouge’s parent company, YaSheng Group (HERB).

Rouge will spin-off 100% of EAC pro rata, which equates to 157,165,783 million shares of EAC common stock to its parent’s shareholders as a dividend, based upon their holdings of HERB common stock on the record date. Shareholders will receive one share of EAC common stock for every one share of HERB common stock that they hold on the record date, which is May 15, 2021. The dividend will be payable on or around May 21, 2021.

Rouge Mountain has been a wholly owned subsidiary of HERB for more than 2 years, and Equity Art has been a wholly owned subsidiary of Rouge Mountain for more than 2 years, so the dividend will be sent out unrestricted and therefore exempt from registration. Together with the dividend certificates, disclosure documentation will be included pursuant to SEC Rule 15c2-11.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YaSheng Group

May 4, 2021	By:	/s/ Huirong Zhang
		Name:	Huirong Zhang
		Title:	Vice President

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